Exhibit 10.35

DEFAULT DEPOSIT ACCOUNT CONTROL AGREEMENT
This Default Deposit Account Default Control Agreement dated as of May 11, 2007 (this “Agreement”) among TEKOIL AND GAS GULF COAST, LLC, a Delaware limited liability company (the “Debtor”), J. ARON & COMPANY, as administrative agent for the beneficiaries (the “Secured Party”) and AMEGY BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as a “bank” as defined in Section 9-102 of the UCC (in such capacity, the “Financial Institution”). Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Pledge and Security Agreement, dated as of May 11, 2007, among the Debtor, the other Grantors party thereto, and the Secured Party (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Capitalized terms used but not otherwise defined herein or in the Security Agreement shall have the meaning assigned thereto in the Credit and Guaranty Agreement, dated as of May 11, 2007, among the Debtor, Tekoil & Gas Corporation, other guarantors party thereto, various lenders, and the Secured Party, as administrative agent for the various lenders. All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1. Establishment of Deposit Account. The Financial Institution hereby confirms and agrees that:

(a) The Financial Institution has established account number XXXXXXX in the name “Tekoil and Gas Gulf Coast - Master/Operating Account” and account number XXXXXXXXX in the name of “Tekoil and Gas Gulf Coast - Controlled Disbursement/Check Disbursements” (each such account and any successor account to each such account, a “Deposit Account”, and collectively, the “Deposit Accounts”) and the Financial Institution shall not change the name or account number of the Deposit Accounts without the prior written consent of the Secured Party; and

(b) Each Deposit Account is a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC.

Section 2. Control of the Deposit Account.

(a) The Deposit Accounts shall be under the control of the Secured Party. The Secured Party shall at all times have "control" (as defined in Section 9-104 of the Uniform Commercial Code as adopted in the state of Texas) of the Deposit Accounts. The Financial Institution shall comply with instructions originated by the Secured Party directing disposition of funds in the Depository Account without further consent by the Debtor.

(b) Unless the Financial Institution shall have received written notice of a default from the Secured Party (a "Default Notice") that an "event of default" has occurred under the loan documents between the Debtor and the Secured Party (an "Event of Default") (subject to paragraph (d) below), the Debtor shall have full right of access to and withdrawal from the Deposit Accounts.

DEFAULT DEPOSIT ACCOUNT CONTROL AGREEMENT

(c) Subject to paragraph (d) below, from and after the receipt by the Financial Institution of a Default Notice (and until the Financial Institution receives a written withdrawal of such notice), (i) the Secured Party shall have exclusive dominion and control over the Deposit Accounts, (ii) neither the Debtor nor any person acting through or on behalf of the Debtor shall have any right of access to or withdrawal from the Deposit Accounts, and (iii) the Financial Institution shall not comply with any instructions originated by the Debtor or any such person directing disposition of funds in the Deposit Accounts.

(d) Any Default Notice shall be in writing, shall refer to this Agreement and shall include clear and specific instruction with respect to the disposition of funds in the Deposit Accounts. The Financial Institution shall act on a Default Notice from the Secured Party, upon effective delivery thereof, pursuant to the terms of this Agreement within a reasonable period of time not to exceed one (1) Business Day (hereinafter defined) following the date on which the Financial Institution receives such Default Notice to act on such Default Notice. The Financial Institution may rely on a Default Notice notwithstanding any other or conflicting information it may receive from the Debtor. With limiting the foregoing, upon receipt of a Default Notice, the Financial Institution shall have no obligation to determine whether an Event of Default has occurred. As used in this Agreement, the term "Business Day" means any day on which the Financial Institution and the Secured Party are not authorized or required to close.

Section 3. Subordination of Lien; Waiver of Set-Off. In the event that the Financial Institution has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Deposit Accounts or any funds credited thereto, the Financial Institution hereby agrees that such security interest shall be subordinate to the security interest of the Secured Party. Money and other items credited to the Deposit Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Secured Party (except that the Financial Institution may set off (i) all amounts due to the Financial Institution in respect of customary fees and expenses for the routine maintenance and operation of the Deposit Accounts and (ii) the face amount of any checks which have been credited to such Deposit Accounts but are subsequently returned unpaid because of uncollected or insufficient funds).

Section 4. Certain Matters Affecting Financial Institution.

(a) Neither this Agreement nor the Security Agreement imposes or creates any obligation or duty of the Financial Institution except for those expressly set forth in this Agreement, and no implied obligations shall be read into this Agreement against the Financial Institution.

(b) Financial Institution may rely on notices and communications it reasonably believes have been given by an authorized representative of the Secured Party or the Debtor, and the Financial Institution shall have no obligation to review or confirm that actions taken pursuant to any such notice in accordance with this Agreement comply with any other agreement or document.

(c) If the Debtor becomes subject to a bankruptcy proceeding or if the Financial Institution is otherwise served with legal process which the Financial Institution believes affects funds deposited in the Deposit Account, the Financial Institution shall have the right to place a hold on funds in the Deposit Account until such time as the Financial Institution receives an appropriate court order or other assurances satisfactory to the Financial Institution establishing that funds may continue to be disbursed in accordance with this Agreement.

DEFAULT DEPOSIT ACCOUNT CONTROL AGREEMENT

(d) If at any time the Financial Institution, in good faith, is in doubt as to the action it should take under this Agreement, the Financial Institution shall have the right (i) to place a hold on funds in the Deposit Account until such time as the Financial Institution receives an appropriate court order or other assurances satisfactory to the Financial Institution as to the disposition of funds in the Deposit Account, or (ii) to commence an interpleader action in an appropriate court and to take no further action except in accordance with joint instructions from the Secured Party and the Debtor or in accordance with the final order of the court in such action.

(e) All of the Financial Institution's obligations under this Agreement shall be subject to applicable laws and regulations. Nothing in this Agreement shall require the Financial Institution to act in violation of any law or regulation.

(f) The Financial Institution will not be liable to any party hereunder for any expense, claim, cause of action, liability, loss, damage or cost arising out of or relating to the Deposit Account or this Agreement other than those resulting from the Financial Institution’s acts or omissions constituting gross negligence or willful misconduct, and the Debtor agrees to indemnify and hold the Financial Institution harmless from any such expense, claim, cause of action, liability, loss, damages or cost.

(g) The Financial Institution shall not be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties, acts of God, terrorist acts, and other causes beyond the Financial Institution’s reasonable control. In no event shall the Financial Institution be liable for any indirect, special, consequential, exemplary or punitive damages including, without limitation, lost profits.

Section 5. Choice of Law. This Agreement and each Deposit Account shall each be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Financial Institution’s jurisdiction (within the meaning of Section 9-304 of the UCC) and each Deposit Account shall be governed by the laws of the State of New York.

Section 6. Interpleader. If at any time the Financial Institution receives conflicting claims to or demands regarding the Deposit Accounts and reasonably believes it may become subject to liability as a result of complying with this Agreement or any instructions from the Secured Party, the Financial Institution may (a) freeze and hold all funds in the Deposit Accounts pending resolution of such issues, and/or (b) interplead all Deposit Account funds and deposits in an action commenced in a court of competent jurisdiction naming the Debtor, the Secured Party, and any competing claimants as defendants. Upon interpleading such funds, the Financial Institution will be released from all further liability under this Agreement and the costs and expenses of the Financial Institution relating to the interpleader action, including filling fees and reasonable attorneys fees, shall be paid by the Debtor and, if the Debtor fails to pay, the Secured Party shall pay such fees.

DEFAULT DEPOSIT ACCOUNT CONTROL AGREEMENT

Section 7. Conflict with Other Agreements.

(a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto; and

(c) The Financial Institution hereby confirms and agrees that:

(i) There are no other agreements entered into between the Financial Institution and the Debtor with respect to the Deposit Accounts; and

(ii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating the Deposit Accounts and/or any funds credited thereto pursuant to which it has agreed to comply with instructions originated by such persons as contemplated by Section 9-104 of the UCC.

Section 8. Adverse Claims. The Financial Institution does not know of any liens, claims or encumbrances relating to the Deposit Accounts. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Deposit Accounts, the Financial Institution will promptly notify the Secured Party and the Debtor thereof.

Section 9. Maintenance of Deposit Account. In addition to, and not in lieu of, the obligation of the Financial Institution to honor instructions as set forth in Section 2 hereof, the Financial Institution agrees to maintain the Deposit Accounts as follows:

(a) Statements and Confirmations. Upon receipt of a written request by Secured Party, the Financial Institution will promptly send copies of all statements, confirmations and other correspondence concerning the Deposit Accounts simultaneously to each of the Debtor and the Secured Party at the address for each set forth in Section 11 of this Agreement; and

(b) Tax Reporting. All interest, if any, relating to the Deposit Accounts, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

Section 10. Representations, Warranties and Covenants of the Financial Institution. The Financial Institution hereby makes the following representations, warranties and covenants:

(a) The Deposit Accounts have been established as set forth in Section 1 and each such Deposit Account will be maintained in the manner set forth herein until termination of this Agreement; and

DEFAULT DEPOSIT ACCOUNT CONTROL AGREEMENT

(b) This Agreement is the valid and legally binding obligation of the Financial Institution.

Section 11. Indemnification of Financial Institution. The Debtor and the Secured Party hereby agree that (a) the Financial Institution is released from any and all liabilities to the Debtor and the Secured Party arising from the terms of this Agreement and the compliance of the Financial Institution with the terms hereof, except to the extent that such liabilities arise from the Financial Institution’s negligence and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Financial Institution from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Financial Institution with the terms hereof, except to the extent that such arises from the Financial Institution’s negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 12. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Secured Party may assign its rights hereunder only with the express written consent of the Financial Institution and by sending written notice of such assignment to the Debtor.

Section 13. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Debtor:	Tekoil and Gas Gulf Coast, LLC
25045 I-45 North, Suite 525
The Woodlands, Texas 77380
Attention: Mark Western
Telecopier: 281-364-8007

Secured Party:	J. Aron & Company
85 Broad Street
New York, New York 10004
Attention: Steve Bunkin
Telecopier: 212-428-3675

with a copy to:	Goldman Sachs E&P Capital
1000 Louisiana, Suite 550
Houston, Texas 77002
Attention: John K. Howie
Telecopier: 713-658-2603

DEFAULT DEPOSIT ACCOUNT CONTROL AGREEMENT

Financial Institution:	Amegy Bank National Association
Five Post Oak Park
4400 Post Oak Parkway
Houston, TX 77027
Attention: Mark Serice
Telecopier: ______________

And

Amegy Bank National Association
Five Post Oak Park
4400 Post Oak Parkway
Houston, TX 77027
Attention: Kacy Karl
Telecopier: 713-561-0186

Any party may change its address for notices in the manner set forth above.

Section 14. Termination. The obligations of the Financial Institution to the Secured Party pursuant to this Agreement shall continue in effect until the security interest of the Secured Party in each Deposit Account has been terminated pursuant to the terms of the Security Agreement and the Secured Party has notified the Financial Institution of such termination in writing. The Secured Party agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Financial Institution upon the request of the Debtor on or after the termination of the Secured Party’s security interest in each Deposit Account pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Deposit Accounts or alter the obligations of the Financial Institution to the Debtor pursuant to any other agreement with respect to the Deposit Accounts.

Section 15. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

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DEFAULT DEPOSIT ACCOUNT CONTROL AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Default Deposit Account Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

TEKOIL AND GAS GULF COAST, LLC

By:	Tekoil & Gas Corporation, its Managing Member

By:	/s/ Mark Western
Name: Mark Western
Title: CEO and Chairman of the Board of Directors

SIGNATUREPAGE TO DEFAULT DEPOSIT ACCOUNT CONTROL AGREEMENT

J. ARON & COMPANY,
as Secured Party

By:	/s/ Colleen Foster
Name: Colleen Foster
Title: Managing Director

SIGNATUREPAGE TO DEFAULT DEPOSIT ACCOUNT CONTROL AGREEMENT

AMEGY BANK NATIONAL ASSOCIATION
as Financial Institution

By:	/s/ Kenneth R. Batson, III
Name: Kenneth R. Batson, III
Title: Vice President. Energy Lending

SIGNATUREPAGE TO DEFAULT DEPOSIT ACCOUNT CONTROL AGREEMENT

EXHIBIT A
TO DEFAULT DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of the Secured Party]

[Date]

[Name and Address of the Financial Institution]

Attention:

Re:	Termination of Default Deposit Account Control Agreement

You are hereby notified that the Default Deposit Account Control Agreement dated as of May 11, 2007 among Tekoil and Gas Gulf Coast, LLC, you and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s) __________________from Tekoil and Gas Gulf Coast, LLC. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to Tekoil and Gas Gulf Coast, LLC pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to Tekoil and Gas Gulf Coast, LLC.

Very truly yours,

J. ARON & COMPANY,
as Secured Party

By:
Name:
Title:
EXHIBIT A TO DEFAULT DEPOSIT ACCOUNT CONTROL AGREEMENT